SemGroup Energy Partners Announces Business Update Call

Tulsa, Okla. – August 19, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) will hold a business update call on Wednesday, August 20, 2008, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time).

SemGroup Energy Partners’ senior management team and board members will participate. The conference call can be accessed by:

•	Logging on to www.sglp.com and going to the Investors page,
•	Calling 800-374-0113 from locations inside the United States, or
•	Calling 706-758-9607 from locations outside the United States.

Participants should dial in five to 10 minutes prior to the scheduled start time. An audio replay will be available on the Web site for at least 30 days, and a recording will be available by phone for 14 days. To hear the replay, call 800-642-1687 in the U.S. or call 706-645-9291 from international locations. The pass code for both is 59528025.

About SemGroup Energy Partners, L.P.
SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Oklahoma. As a publicly traded master limited partnership, SemGroup Energy Partners’ common units are traded on the NASDAQ Global Market under the symbol SGLP. For more information, visit SemGroup Energy Partners’ web site www.SGLP.com.

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SGLP Investor Relations Contact:
Brian Cropper
Toll Free Phone: 866.490.SGLP (7457)
Phone: 918.524.SGLP (7457)
Email: investor@semgroupenergypartners.com